Exhibit 99.1

SkyPostal Expands Punto Mio Internet Shopping Facilitator

Services to Middle East

MIAMI and DUBAI – December 1, 2008 – SkyPostal Networks, Inc. (OTC BB: SKPN), the largest private postal network in Latin America, today announced that it has entered into a joint venture agreement with E-Commerce Ltd. (Kuwait) to expand the Punto Mio online shopping facilitator services to the Middle East. Punto Mio connects U.S. e-tailers with international online shoppers and provides international transport, customs clearance and cross-border parcel delivery to Internet shoppers.

Under the agreement, E-Commerce, through its UShopWeShip.com service, offers U.S. e-tailers’ merchandise to its 120,000 registered online customers in eight countries in the Middle East; These services include receipt of Internet purchases in the U.S. at a physical address in New York, air transport to E-Commerce’s Dubai hub, customs clearance and parcel delivery to the customer within five days following receipt of the merchandise at their U.S. address. E-Commerce also offers a London and Dubai address for shopping in Europe. Using its established Punto Mio brand and infrastructure, SkyPostal will provide UShopWeShip.com web site management, processing of the parcels and transport to the Dubai hub for delivery to most countries in the Middle East.  E-Commerce currently handles approximately 500 parcels per day into the region.

E-Commerce Chairman, Basel AlSawan said, “We are pleased to enter into this partnership with SkyPostal to assist us in seamlessly managing online shopping orders from U.S. merchants to our customers in the Middle East. With Punto Mio, SkyPostal has proven experience in web site management and parcel logistics services that will mutually benefit our businesses.”

AJ Hernandez COO of SkyPostal stated, “This agreement fits into our strategy to broaden the Punto Mio brand beyond Latin America into other underserved regions.  We plan to continue to secure strategic agreements that will expand our services into the growing cross-border parcel post delivery market and that further build on our core wholesale mail business.”

About Punto Mio

Punto Mio is an online shopping portal that facilitates the experience of the online international shopper and U.S.-based Internet merchants, from the time of purchase through cross-border delivery. Punto Mio is designed to be the only web address international shoppers need to be able to realize all of their online purchases from the United States.  Punto Mio provides its partners and potential e-tailers everything they need to successfully launch an international shopping service, including consistent promotional offers to existing customers to promote year-round shopping and product expansion.

Punto Mio’s offering includes product pricing comparison, secure online purchasing and delivery capabilities, cost estimator and merchandise return capability. Additionally, Punto Mio addresses many of the challenges of online cross-border shopping — lack of familiarity with U.S. clothing sizes, expensive express-courier delivery services, U.S. merchants that do not accept foreign credit cards, lack of an integrated package return systems, unexpected and high fees associated with customs duties and taxes, and poor parcel post service provided by the national postal service in their local country.  For more information visit www.puntomio.com.

About SkyPostal Networks, Inc.

SkyPostal is an international wholesale mail distribution company that specializes in hand delivery of commercial mail, periodicals and parcel post into the Latin America-Caribbean (LAC) region. SkyPostal is the largest private postal network in Latin America, delivering more than 60 million mail items each month through its network of local private postal operators. SkyPostal handles mail from European postal administrations, major publishers, mail consolidators, international mailers and financial institutions that require time-defined and reliable delivery of their mail, magazines and mail order parcels. For more information visit www.skypostal.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Risks and uncertainties applicable to the Company and its business could cause the Company’s actual results to differ materially from those indicated in any forward-looking statements.

Contacts:

Financial Profiles, Inc.

Brandi Floberg

(310) 277-4711

bfloberg@finprofiles.com